UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549




                                 FORM 8-K




                              Current Report
                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) June 23, 1998




           NEVSTAR GAMING & ENTERTAINMENT CORPORATION
       (Exact name of Registrant as specified in charter)


                 Commission File Number 0-21071



            Nevada                                    88-0309578
 (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)



 3175 West Post Road, Las Vegas, Nevada             89118
  (Address of principal executive offices)       (Zip Code)



 Registrant's telephone number, including area (702) 269-1325


                     None
 Former Name or Former Address, If Changed Since Last Report













Item 5. Other Events

On June 23, 1998, NEVSTAR GAMING & ENTERTAINMENT CORPORATION received approval from the Nevada Gaming Commission to commence gaming operations at its Mesquite Star Hotel and Casino in Mesquite, Nevada. Additionally, Michael J. Signorelli, Chairman and Chief Executive Officer, Jeffrey L. Gilbert, President and Chief Operating Officer and Richard Tam, Director, were licensed as officers and/or directors of the Company. The Press Release is attached hereto as Exhibit 99.1.

Item 7(C). Exhibits

  99.1 Press Release dated June 23, 1998


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on the 23rd day of June, 1998.


NEVSTAR GAMING & ENTERTAINMENT CORPORATION




By: /s/MICHAEL J. SIGNORELLI
       Michael J. Signorelli
Its: Chairman of the Board and
       Chief Executive Officer





By: /s/JEFFREY L. GILBERT
       Jeffrey L. Gilbert
Its: President and Chief Operating Officer













Exhibit 99.1 - Press release announcing License approval.

FOR IMMEDIATE RELEASE
 NASDAQ:NVST
 Contacts:  Michael J. Signorelli, Chairman, CEO
 Jeffrey L. Gilbert, President, COO
 702-269-1325
 e-mail nvstar@aol.com
 http://www.nevstar.com

    NevStar Gaming & Entertainment Corporation (NASDAQ:NVST)
                announces licensing approval from
                  Nevada Gaming Commission and
          schedules Mesquite Star Opening for July 1st


Mesquite, Nevada, June 23, 1998....NevStar Gaming & Entertainment Corporation
(NASDAQ:NVST) announced today that it received approval from the Nevada Gaming Commission to commence gaming operations at its Mesquite Star Hotel and Casino in Mesquite, Nevada. Additionally, Michael J. Signorelli, Chairman and Chief Executive Officer, Jeffrey L. Gilbert, President and Chief Operating Officer and Richard Tam, Director, were licensed as officers and/or directors of NevStar.

Chairman and CEO Michael Signorelli said "We are very pleased to receive these final licenses and approvals. It has been a long journey for our company and its shareholders since we first commenced the Mesquite Star project and we are looking forward to opening our beautiful new hotel casino resort on July 1st, 1998". President and COO Jeffrey Gilbert added, "Construction is completed, the interior is finished, all gaming devices are installed, guest rooms are ready and we are definitely ready for business. The Mesquite Star will bring a new level of excitement and gambling fun to the tri-state area of Southern Nevada, Arizona and Utah".

The Mesquite Star has an old west theme with 210 rooms and suites under the well known Best Western flag. The casino has 452 slot machines, traditional table games, live Keno, Sports Book betting, buffet, coffee shop, specialty restaurant, a cocktail lounge and live entertainment. The property boasts a unique and extraordinary large electronic message center facing the Interstate. The property is situated on approximately 26 acres with 3/4 mile frontage along Interstate 15 in Mesquite, Nevada one hour northeast of Las Vegas. The property is at the very first Nevada off ramp from the Arizona/Utah border, and the company expects that its business will come from the local market, surrounding areas of Nevada, Utah, Arizona, and the Interstate traveler.

NevStar is a development stage company formed for the purpose of acquiring, developing, constructing, owning and managing hotel/casino projects.
                              -END-
Certain statements contained in this release are forward looking. Although NevStar Gaming & Entertainment Corporation believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. For important factors that may cause actual results to differ materially from expectations and underlying assumptions, see Company's prospectus dated September 18th, 1997.
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